Exhibit 99.2

U.S. DEPARTMENT OF THE INTERIOR OMB Control Number 1010-0114 Minerals Management Service OMB Approval Expires 11/30/2010

NOTIFICATION OF INCIDENTS OF NONCOMPLIANCE

You are hereby ordered to correct any identified Incident of Noncompliance(INC) listed below. You have the right to appeal any INC notification in accordance with Title 30 CFR, part 290. You must file your appeal in the office of the official issuing this Notification. However, the filing of an appeal will not suspend the requirement to comply with this Notification.
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Date 4-Mar-09
Time (24 HR Clock) 13:00
MMS Rep: (Last Name-Print) Rodi
MMS Office Address U.S. Department of the Interior Minerals Management Service 1201 Elmwood Park Blvd. New Orleans, LA 70123	Lease No. 00352,00353 00693,00694	Area and Block: SP 27 and SP 28	Facility/Rig and Well No. All OCS facilities located on and all OCS wells associated with South Pass Block 27 and South Pass Block 28
Lease Operator (Print) Energy Partners, Ltd.	Drill, Prod, P/L Contractor (Print)	Turnkey Company: (Print)
Enforcement Action: W - Warning C - Component Shut-in S - Facility Shut-in
PINC No.	Enf. Action	Authority 30 CFR 250	INC Description and any Special Orders (shut-in of operations, facility, wells, etc.) Potential INC/PINC Guidelines at htttp:///www.mms.gov/regcompliance/inspect.htm	Date Corrected
G-831	W	256.53	Energy Partners, Ltd. has not met the February 27, 2009 deadline to provide MMS with required supplemental bonding. Due to the failure to provide the security of $16,700,000 million required as of said date, Energy
Partners Ltd. is in noncompliance for failure to maintain the appropriate bond required.

A waiver of the 14 day time frame, as entailed below, is hereby granted.
Failure to correct this INC and return the 'RETURN COPY' by March 27,
2009, close of business, will result in a facility shut in of all OCS facilities located on and all OCS wells associated with South Pass Block 27 and
South Pass Block 28.

MMS Representative /s/ John Rodi John Rodi, Deputy RD Signature	Operator Representative Print Last Name Signature Date
The operator must insert in the "Date Corrected" column the date each INC was corrected; sign and date the green copy of this form; and return it to the MMS office identified above no later than 14 DAYS from the date of issuance. If the green copy cannot be returned within the allotted time, the operator must obtain a waiver from the appropriate MMS office. This process should ensure that onshore operator management is aware and acknowledges that INCs were issued on this facility, on this date, but in no way delays any enforcement action taken

Unless specifically ordered otherwise, the operator representative must correct and inspect all components and facility shut-in INCs identify and notify the issuing MMS office before returning to operations.

Manager/Supervisor: I, the undersigned, certify each incident of Noncompliance listed above has been corrected on the corresponding date. Print Last Name Signature Date
Small Business Statement: Your comments are important. The Small Business and Agriculture Regulatory Enforcement Ombudsman and ten Regional Fairness Boards were established to receive comments from small businesses about federal agency enforcement actions. The Ombudsman will annually evaluate the enforcement activities and rate each agency's responsiveness to small business. If you wish to comment on the actions of MMS call 1-888-REG-FAIR (1-888-734-3247). You may comment to the Small Business Administration without fear of retaliation. Disciplinary action for retaliation by an MMS employee may include suspension or termination from employment with the Department of the Interior.

Paperwork Reduction Act of 1995 (PRA) Statement: The PRA (44 U.S.C. 3501 et seq.) requires us to inform you that MMS collects this information to ensure that facility management is knowledgeable of the incident of noncompliance issued; corrective action is taken in a reasonable period of time; and for component or facility shut-in enforcement actions, that the identified component or facility is not returned to operation without the prior notice to the appropriate MMS office. Responses are mandatory (43 U.S.C. 1331 el seq.) No proprietary information is collected. An agency may not conduct or sponsor, and you are not required to respond to a collection of information unless it displays a currently valid OMB Control Number. Public reporting burden for this form is estimated to average 2 hours per response, including the time for reviewing instructions. gathering and maintaining data, and completing and reviewing the form. You may direct comments regarding the burden estimate or any other aspect of this form to the Information Collection Clearance Officer, Mail Stop 4230, Minerals Management Service, 1849 C Street. NW, Washington, DC 20240.

MMS Form MMS-1832 (November 2007 - Supersedes all previous editions of this form which may not be used) Page 1 of 1 ORIGINAL COPY